UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2008

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGEEMENT

On May 9, 2008, Orleans Homebuilders, Inc. (the “Company”) received a waiver letter (the “Waiver Letter”) under the Company’s Amended and Restated Revolving Credit Loan Agreement by and among Greenwood Financial, Inc. (“Greenwood Financial”), a wholly-owned subsidiary of the Company, and certain affiliates of Greenwood Financial (collectively, the “Borrowers”), the Company, as guarantor, Wachovia Bank, National Association, as administrative agent, and various other lenders party thereto, originally entered into on January 24, 2006 and amended on November 1, 2006, February 7, 2007, May 8, 2007, September 6, 2007 and December 1, 2007 (as amended, the “Credit Facility”).  The Waiver Letter temporarily waived compliance with certain covenants contained in the Credit Facility generally from January 1, 2008 through and including September 15, 2008 (the “Waiver Period”), unless another event of default occurred or the Company failed to meet the revised minimum consolidated tangible net worth and leverage covenants set forth in the Waiver Letter.

On September 15, 2008, the Company received an extension of the Waiver Period under the Waiver Letter through and including September 29, 2008.

The summary of the terms set forth in the extension to the Waiver Letter set forth above is qualified in its entirety by reference to the full text of the extension to the Waiver Letter, a copy of which is attached hereto as Exhibit 10.1.

On September 15, 2008, the Company issued a press release announcing the extension of the Waiver Period under the Waiver Letter through and including September 29, 2008, a copy of which is furnished herewith as Exhibit 99.1

The Company currently anticipates reaching an agreement with its lenders to amend the Credit Facility prior to the termination of the extended waiver period and prior to filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which is due to be filed on or before September 29, 2008.  If the Company is unable to reach an agreement amending its Credit Facility on or before September 29, 2008, absent an additional extension of the waiver period, the Company anticipates that it will then be in default under the terms of the Credit Facility.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and Securities and Exchange Commission (“SEC”) filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated amendments to the Company’s Credit Facility.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to successfully negotiate and enter into an amendment to its Credit Facility prior to the expiration of the Waiver Period on acceptable terms or at all.  These risks and uncertainties include the conditions in the credit markets, the reaction of the Company’s lenders to a request for an amendment to the Credit Facility, local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2008 filed with the SEC.

Item 8.01 OTHER EVENTS

On September 17, 2008, the Company issued a press release announcing a clarification of its extension announcement, a copy of which is furnished herewith as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1

Extension of the Waiver Letter, dated as of September 15, 2008, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith)

99.1	Press Release of Orleans Homebuilders, Inc. dated September 15, 2008 (furnished herewith)

99.2	Press Release of Orleans Homebuilders, Inc. dated September 17, 2008 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2008

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1

Extension of the Waiver Letter, dated as of September 15, 2008 by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto

99.1	Press release of Orleans Homebuilders, Inc. dated September 15, 2008

99.2	Press release of Orleans Homebuilders, Inc. dated September 17, 2008